                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                   FORM 8-K/A
                                AMENDMENT NO. 1
                               TO CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                    the Securities and Exchange Act of 1934



                 Date of Report (Date of Earliest Event Reported):
                                 October 1, 1998



                                 RESPONSE USA, INC.
               ----------------------------------------------------
              (Exact Name of Registrant as Specified in its Charter)


                 Delaware           0-20770             52-1441922
             ---------------     -----------        ------------------
            (State or other      (Commission         (IRS Employer
            jurisdiction of      File Number)       Identification No.)
            incorporation)


                                   11-H Princess Road
                            Lawrenceville, New Jersey 08648
                        ---------------------------------------
                        (Address of principal executive offices)

                        Registrant's Telephone Number, including
                                 area code: (609) 896-4500


                                    Not Applicable
                      --------------------------------------------
                    (Former Address, if changed since last report)

     By Current Report on Form 8-K, dated October 1, 1998 and filed with the Securities Exchange Commission on October 8, 1998 (the "Original Form 8-K"), Response USA, Inc (the "Company"), reported the acquisition of Health Watch, Inc. ("Health Watch"), and, under the caption "Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS", incorporated by reference certain financial statements and information. Item 7 is hereby amended and restated in its entirety as follows:

Item 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND EXHIBITS.

     (a) Financial Statements of Business Acquired: In accordance with Item 7(a)(4) of Form 8-K, attached hereto as Exhibits are the financial statements of Health Watch prepared pursuant to Regulation S-X.

     (b) Pro Forma Financial Information: In accordance with Item 7(b) of Form 8-K, attached hereto are pro forma financial statements of the Company which reflect the discussed acquisition.

     (c) Exhibits:


     1. Audited Financial Statements of Health Watch, Inc. for and as of the fiscal year ended May 31, 1998.

     2. Unaudited Interim Financial Statements of Health Watch, Inc. for and as of the three months ended August 31, 1998.

     3. Pro Forma Financial Statements of the Company.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

December 14, 1998

                               RESPONSE USA, INC.

                               By:   /s/ Richard M. Brooks
                               ----------------------------
                               Richard M. Brooks, President

                            INDEX TO FINANCIAL STATEMENTS


HEALTH WATCH, INC.

     EXHIBIT 1. AUDITED FINANCIAL STATEMENTS OF HEALTH WATCH, INC. FOR AND AS OF THE FISCAL YEAR END
     Independent Auditors' Report for the Fiscal Year Ended May 31, 1998 Balance Sheet at May 31, 1998
     Statement of Operations for the Fiscal Year Ended May 31, 1998
     Statement of Stockholders' Deficit for the Fiscal Year Ended May 31, 1998 Statement of Cash Flows for the Fiscal Year Ended May 31, 1998
     Notes to the Financial Statements

     EXHIBIT 2. INTERIM UNAUDITED FINANCIAL STATEMENTS FOR AND AS OF THE
     THREE MONTHS ENDED AUGUST 31, 1998
     Balance Sheet at August 31, 1998
     Statement of Operations for the Three Months Ended August 31, 1998 and 1997 Statement of Stockholders' Deficit for the Three Months Ended August 31,
          1997 and 1998
     Statement of Cash Flows for the Three Months Ended August 31, 1998 and 1997 Notes to the Financial Statements


RESPONSE USA, INC. AND SUBSIDIARIES

     EXHIBIT 3. PRO FORMA FINANCIAL INFORMATION
     Introduction - Unaudited Pro Forma Financial Statements
     Unaudited Pro Forma Condensed Consolidated Balance Sheet at September 30,
          1998
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
          Three Months Ended September 30, 1998
     Unaudited Pro Forma Condensed Consolidated Statement of Operations for the
          Fiscal Year Ended June 30, 1998
     Notes to Unaudited Pro Forma Financial Statements

                                   EXHIBIT 1.
                                   ----------

                               HEALTH WATCH, INC.

                              Financial Statements

                                  May 31, 1998

                               HEALTH WATCH, INC.
                                TABLE OF CONTENTS
                                  MAY 31, 1998


INDEPENDENT AUDITOR'S REPORT                                  1

FINANCIAL STATEMENTS:

  Balance Sheet                                               2

  Statement of Operations                                     3

  Statement of Stockholders' Deficit                          4

  Statement of Cash Flows                                    5-6

  Notes to the Financial Statements                          7-13

                          INDEPENDENT AUDITOR'S REPORT



To the Board of Directors
Health Watch, Inc.
Boca Raton, Florida


We have audited the accompanying balance sheet of Health Watch, Inc. as of May 31, 1998, and the related statements of operations, stockholders' deficit, and cash flows for the year then ended. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audit in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audit provides a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of Health Watch, Inc. as of May 31, 1998, and the results of its operations and its cash flows for the year then ended in conformity with generally accepted accounting principles.

                                       GOLDSTEIN LEWIN & CO.


Boca Raton, Florida
November 18, 1998

                               HEALTH WATCH, INC.
                                 BALANCE SHEET
                                  MAY 31, 1998

                                     ASSETS

CURRENT ASSETS
  Cash                                               $      287
  Accounts Receivable, Net of Allowance
   for Doubtful Accounts of $25,000                     353,232
  Prepaid Expenses                                       42,543
                                                     ----------
          Total Current Assets                          396,062
                                                     ----------
PROPERTY AND EQUIPMENT, NET                           1,599,333
                                                     ----------
OTHER ASSETS
  Intangible Assets, Net                                453,712
  Deposits                                                7,362
                                                     ----------
                                                        461,074
                                                     ----------
                                                     $2,456,469
                                                     ----------
                                                     ----------

             LIABILITIES AND STOCKHOLDERS' DEFICIT

CURRENT LIABILITIES
  Current Portion of Notes Payable                   $1,545,863
  Accounts Payable and Accrued Liabilities              520,878
  Accrued Interest Payable                              565,133
                                                     ----------
          Total Current Liabilities                   2,631,874
                                                     ----------

LONG-TERM LIABILITIES
  Notes Payable, Net of Current Portion               2,655,645
                                                     ----------

COMMITMENTS

STOCKHOLDERS' DEFICIT
  Preferred Stock, Par Value, $0.01 Per
   Share; Authorized 1,000,000 Shares;
   Issued and Outstanding -0- Shares                      -
  Common Stock, Par Value $0.01 Per Share;
   Authorized 5,000,000 Shares; Issued
   and Outstanding 840,000 Shares                         8,400
  Additional Paid in Capital                            146,266
  Accumulated Deficit                                (2,985,716)
                                                     ----------
                                                     (2,831,050)
                                                     ----------
                                                    $ 2,456,469
                                                     ----------
                                                     ----------

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

                               HEALTH WATCH, INC.
                            STATEMENT OF OPERATIONS
                            YEAR ENDED MAY 31, 1998


REVENUES, NET                                           $ 2,399,868
                                                        -----------
OPERATING EXPENSES
  Selling, General and Administrative Expenses            1,857,190
  Depreciation and Amortization                             346,055
                                                        -----------
          Total Operating Expenses                        2,203,245
                                                        -----------
          Income From Operations                            196,623
                                                        -----------
OTHER INCOME (EXPENSE)
  Interest Expense                                         (545,543)
  Miscellaneous Income                                        7,032
                                                        -----------
          Total Other Income (Expense)                     (538,511)
                                                        -----------
          Net Loss Before Income Taxes                     (341,888)

INCOME TAXES                                                   -
                                                        -----------
          Net Loss                                      $  (341,888)
                                                        -----------
                                                        -----------

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

                               HEALTH WATCH, INC.
                       STATEMENT OF STOCKHOLDERS' DEFICIT
                            YEAR ENDED MAY 31, 1998

                      PREFERRED   COMMON     PAID IN     ACCUMULATED
                        STOCK      STOCK     CAPITAL       DEFICIT         TOTAL
                      ---------  -------    ---------    -----------    -----------
Balance, Beginning    $   -      $ 8,400    $ 126,267    $(2,643,828)   $(2,509,161)

Additional Capital
  Contributions                                19,999                        19,999

Net Loss                                                    (341,888)      (341,888)
                      ---------  -------    ---------    -----------    -----------
Balance, Ending       $   -      $ 8,400    $ 146,266    $(2,985,716)   $(2,831,050)
                      ---------  -------    ---------    -----------    -----------
                      ---------  -------    ---------    -----------    -----------

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

                               HEALTH WATCH, INC.
                            STATEMENT OF CASH FLOWS
                            YEAR ENDED MAY 31, 1998

CASH FLOWS FROM OPERATING ACTIVITIES
  Net Loss                                              $   (341,888)
  Adjustments to Reconcile Net
   Loss to Net Cash Used in
   Operating Activities:
    Depreciation                                             290,594
    Amortization                                              55,461
    Change in Assets and Liabilities:
     (Increase) in:
       Accounts Receivables                                 (186,892)
       Prepaid Expenses                                      (13,588)
       Deposits                                               (7,362)
     Increase (Decrease) in:
       Accounts Payable and Accrued Liabilities             (142,070)
       Accrued Interest Payable                              121,100
                                                        ------------
          Net Cash Used in Operating
           Activities                                       (224,645)
                                                        ------------
CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of Property and Equipment                        (588,713)
  Purchase of Intangible Assets                             (101,645)
                                                        ------------
          Net Cash Used in Investing
           Activities                                       (690,358)
                                                        ------------
CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds from Borrowings                                   917,075
  Repayments on Borrowings                                   (27,998)
  Repayments of Loans from Shareholders                      (24,241)
  Additional Capital Contributions                            19,999
                                                        ------------
          Net Cash Provided by Financing
           Activities                                        884,835
                                                        ------------
          Decrease in Cash                                   (30,168)
Cash:
  Beginning                                                   30,455
                                                        ------------
  Ending                                                $        287
                                                        ------------
                                                        ------------

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

                                HEALTH WATCH, INC.
                       STATEMENT OF CASH FLOWS (CONTINUED)
                             YEAR ENDED MAY 31, 1998

SUPPLEMENTAL DISCLOSURE OF CASH FLOW
 INFORMATION:

  Cash Paid During the Year for Interest                $  430,976
                                                        ----------
                                                        ----------
SUPPLEMENTAL DISCLOSURE OF NON-CASH
 INVESTING AND FINANCIAL ACTIVITIES

  Acquisition of Intangibles Through Notes
   Payable                                              $  400,000
                                                        ----------
                                                        ----------
  Acquisition of Equipment Through Notes
   Payable                                              $  452,000
                                                        ----------
                                                        ----------

                 The Accompanying Notes are an Integral Part of
                           These Financial Statements

                               HEALTH WATCH, INC.
                       NOTES TO THE FINANCIAL STATEMENTS


NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES

NATURE OF BUSINESS

Health Watch, Inc. (the "Company"), a Florida corporation, incorporated in March, 1992, provides personal response monitoring services to the healthcare market place, primarily individuals with medical or age-related conditions as well as physically challenged individuals. The Company markets to institutional customers, principally home healthcare providers and hospitals across the United States, whose subscribers are monitored by the Company through products designed and manufactured by the Company. These monitoring products consist principally of a communicator which connects to the telephone line in the subscriber's home and a personal help button, which is worn or carried by the individual subscriber and which, when activated, initiates a telephone call from the subscriber's communicator to the Company's central monitoring facilities. The Company believes it is a major provider of such services.

A SUMMARY OF THE COMPANY'S SIGNIFICANT ACCOUNTING POLICIES:

PROPERTY AND EQUIPMENT

Property and equipment is stated at cost. Depreciation is computed using the straight line method over the estimated useful lives of the related assets.

GOODWILL

Goodwill is recorded at cost and amortized on a straight-line basis over its estimated useful life.

COVENANT NOT TO COMPETE

Covenant not to compete is recorded at cost and amortized on a straight-line basis.

ACCOUNTING ESTIMATES

The preparation of financial statements in conformity with generally accepted accounting principles requires management to make certain estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent

                               HEALTH WATCH, INC.
                      NOTES TO THE FINANCIAL STATEMENTS

NOTE 1: NATURE OF BUSINESS AND SIGNIFICANT ACCOUNTING POLICIES
        (Continued)

assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period. Actual results could differ from those estimates.

IMPAIRMENT OF LONG-LIVED ASSETS

The Company reviews its long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of an asset may not be recoverable. Recoverability of assets to be held and used is measured by a comparison of the carrying amount of an asset to future net cash flows expected to be generated by the asset. If such assets are considered to be impaired, the impairment to be recognized is measured by the amount by which the carrying amount of the assets exceeds the fair value of the assets. To date, no such impairment has been recorded.

NOTE 2:  ACQUISITION

On September 24, 1997, the Company acquired the assets of DFH, Inc. for $852,000. The acquisition (accounted for utilizing the purchase method) included approximately 2,300 monitoring units and furniture and equipment. The purchase price exceeded the fair value of the net assets acquired by approximately $400,000 which has been assigned to goodwill and a covenant not to compete. Goodwill included all customer lists, subscriber lists and trademarks. The Company financed the acquisition with additional debt from Financial Security Services. The Company's financial statements include eight months of operations of DFH, Inc.

The unaudited pro forma combined historical results, as if DFH, Inc. had been acquired at the beginning of fiscal 1998 are estimated to be:

     Net sales                   $  2,631,000
     Net loss                    $    338,000

NOTE 3:  CONCENTRATION OF CREDIT RISK

Concentration of credit risk with respect to accounts receivable are limited due to the large number of customers and their dispersion across many geographic areas. The Company has historically incurred minimal credit losses.

                             HEALTH WATCH, INC.
                     NOTES TO THE FINANCIAL STATEMENTS

NOTE 4:  PROPERTY AND EQUIPMENT

Property and equipment consists of:

                                                            LIVES
                                                           (YEARS)
                                                           -------
  Equipment                            $ 2,118,251             5
  Furniture and Fixtures                   107,879             5
                                       -----------
                                         2,226,130
  Less:  Accumulated Depreciation          626,797
                                       -----------
                                       $ 1,599,333
                                       -----------
                                       -----------

NOTE 5: INTANGIBLE ASSETS

Intangible assets consist of:

                                                            LIVES
                                                           (YEARS)
                                                           -------
  Goodwill                             $   200,000            15
  Covenant Not to Compete                  200,000             5
  Capitalized Financing Costs               95,000             5
  Certification Costs                       14,145             5
                                       -----------
                                           509,145
  Less:  Accumulated Amortization           55,433
                                       -----------
                                          $453,712
                                       -----------
                                       -----------

NOTE 6:  INCOME TAXES

The Company has deferred tax assets relating to a net operating loss carryforward, accrued salaries to shareholders and amortization of intangible assets. The tax benefits of these carryforwards are dependent on the Company achieving taxable income during the carryforward period. Management is unable to determine that it is more likely than not that the carryforwards will be utilized. Accordingly, the Company has recorded a valuation allowance of approximately $1,120,000 with respect to any future tax benefits arising from these items due to the uncertainty of their ultimate realization. The net increase in the valuation allowance was $49,000 for the year ended May 31, 1998.

                               HEALTH WATCH, INC.
                        NOTES TO THE FINANCIAL STATEMENTS

NOTE 6:  INCOME TAXES

The Company has net operating loss carryforwards as of May 31, 1998, of approximately $2,743,000 for federal income tax purposes which expire as follows:

                      YEAR
                     ENDING                    AVAILABLE
                     MAY 31,                LOSS CARRYFORWARD
                     -------                -----------------
                       2007                    $   43,000
                       2008                       189,000
                       2009                       644,000
                       2010                       517,000
                       2011                       426,000
                       2012                       556,000
                       2013                       368,000
                                               ----------
                                               $2,743,000
                                               ----------
                                               ----------

NOTE 7:  NOTES PAYABLE

Notes payable as of May 31, 1998 consist of:

Note payable - Financial Security Services
  (FSS) monthly principal and interest
  payments of $6,957 including interest
  at 15% per annum, maturing April 1,
  2000. (1)(2)                                 $  133,090

Note payable - FSS, monthly principal and
  interest payments of $21,917 including
  interest at 15% per annum, maturing
  December 1, 2000. (1)(2)                        545,483

Notes payable - FSS, monthly principal
  and interest payments of $29,222
  commencing September, 1998, including
  interest at 15% per annum, maturing
  February 1, 2002 through
  September 1, 2002. (1)(2)                     1,050,000

                              HEALTH WATCH, INC.
                      NOTES TO THE FINANCIAL STATEMENTS

NOTE 7:  NOTES PAYABLE (Continued)

Note payable - FSS, monthly principal
  and interest payments of $42,372,
  commencing October, 1998, including
  interest at prime plus 6 1/2% per annum,
  (15% at May 31, 1998), maturing
  October 1, 2002. (1)(2)                       1,522,500

Convertible subordinated promissory notes
  payable, convertible into common stock,
  principal payments of $213,750
  semi-annually, plus interest at 14%
  per annum, matured December 1, 1997. (2)        865,000

Note payable - Individual, with monthly
  principal and interest payments of $5,000,
  with interest at 31.58% per annum,
  maturing February 15, 2000,
  collateralized by 780 Health Watch
  response units. (2)                              85,435
                                               ----------
                                                4,201,508

          LESS:  CURRENT PORTION                1,545,863
                                               ----------
                                               $2,655,645
                                               ----------
                                               ----------

(1) Collateralized by equipment, contracts, files, records and loan proceeds.

(2)  Satisfied October 1, 1998 (Note 12).

NOTE 8:  COMMITMENTS

The Company has several operating lease arrangements for its sales office, office equipment and automobiles that expire through 2002.

Future minimum lease payments under operating leases with initial or remaining terms of one year or more are as follows:

         MAY 31,
         -------


         MAY 31,
         -------
           1999                                $  108,833
           2000                                   107,357
           2001                                   104,924
           2002                                    35,130
                                               ----------
                                               $  356,244
                                               ----------
                                               ----------

Total rent expense under all operating leases was $134,783 for the year ending May 31, 1998.

                             HEALTH WATCH, INC.
                     NOTES TO THE FINANCIAL STATEMENTS

NOTE 9:  RELATED PARTY TRANSACTIONS

Related party transactions included convertible subordinated promissory notes for $250,000 payable to four stockholders and accrued interest on those notes of $163,334.

NOTE 10:  PREFERRED STOCK

The Company has authorized 1,000,000 shares of preferred stock with a par value of $.01 per share. At May 31, 1998 none were outstanding. The Board of Directors has the authority to determine all rights and preference with respect to any series of the preferred stock, including but not limited to liquidation, dividends and voting.

NOTE 11:  STOCK WARRANTS

In conjunction with the borrowing of additional funds from FSS, the Company issued warrants redeemable for a total of 100,000 shares of the Company's stock at $6.25 per share. The warrants are exercisable immediately upon issuance and expire five years from the issuance dates or 20 business days after satisfaction of all debt owed to FSS. (Note 12)

NOTE 12:  SUBSEQUENT EVENTS

Effective October 1, 1998, Response USA, Inc. ("Response") (a Delaware corporation) purchased one-hundred percent of the stock of the Company for cash and stock of approximately $7.5 million. In addition, Response assumed all of the Company's liabilities, of which approximately $5.3 million of notes payable was satisfied on October 1, 1998 (Note 7). The purchase agreement includes a deferred purchase price equal to an aggregate of $3,750,000, based on targeted increases to monthly recurring revenue within a 30 month period.

On October 1, 1998, the Company entered into a three year non-competition and non-disclosure agreement with both the President and Chief Operating Officer.

On September 29, 1998, FSS assigned its warrants (Note 11) to the Company's major shareholders. The shareholders subsequently relinquished the warrants to the Company.

                               HEALTH WATCH, INC.
                       NOTES TO THE FINANCIAL STATEMENTS

NOTE 12:  SUBSEQUENT EVENTS (Continued)

Employment Contracts

Effective October 1, 1998, the Company entered into three year employment contracts with the Chief Operating Officer and President. The contracts provide for minimum annual compensation subject to an annual increase of not less than 5% and other benefits. The contracts also include severance agreements which create certain liabilities in the event of termination without cause.

                                    EXHIBIT 2.
                                    ----------

                                 HEALTH WATCH, INC.
                                   BALANCE SHEET
                                 AT AUGUST 31, 1998
                                    (UNAUDITED)


                              ASSETS
                              ------
CURRENT ASSETS
 Cash                                                           $    38,839
 Accounts receivable - Net of allowance for doubtful
  accounts of $25,000                                               410,611
 Prepaid expenses and other current assets                           37,688
                                                                -----------

     Total current assets                                           487,138
                                                                -----------

PROPERTY AND EQUIPMENT - Net of accumulated
 depreciation and amortization of $728,753                        1,737,226
                                                                -----------

INTANGIBLE ASSETS - Net of accumulated
 amortization of $75,128                                            438,247
                                                                -----------

                                                                $ 2,662,611
                                                                ===========

           LIABILITIES AND STOCKHOLDERS' DEFICIT
           -------------------------------------
CURRENT LIABILITIES
 Current portion of notes payable                                $  865,000
 Accounts payable - Trade                                           213,526
 Accrued expenses and other current liabilities                     729,456
                                                                -----------

     Total current liabilities                                    1,807,982
                                                                -----------

LONG-TERM DEBT - Net of current portion                           3,725,020
                                                                -----------

STOCKHOLDERS' DEFICIT
 Preferred stock - Par value $.01
  Authorized 1,000,000 shares
  Issued and outstanding - None
 Common stock - Par value $.01
  Authorized 5,000,000 shares
   Issued and outstanding 840,000 shares                              8,400
 Additional paid-in capital                                         258,615
 Accumulated deficit                                             (3,137,406)
                                                                -----------

                                                                 (2,870,391)
                                                                -----------

                                                                $ 2,662,611
                                                                ===========


                                 HEALTH WATCH, INC.
                              STATEMENT OF OPERATIONS
                                    (UNAUDITED)


                                               Three Months Ended August 31,
                                              -------------------------------
                                                1998                  1997
                                              ---------             ---------
OPERATING REVENUES
 Product sales                                $  45,808             $  11,056
 Monitoring and service                         729,920               397,305
                                              ---------             ---------
                                                775,728               408,361
                                              ---------             ---------

COST OF REVENUES
 Product sales                                   26,248                 7,059
 Monitoring and service                         146,645               107,696
                                              ---------             ---------
                                                172,893               114,755
                                              ---------             ---------

GROSS PROFIT                                    602,835               293,606
                                              ---------             ---------

OPERATING EXPENSES
 Selling, general and administrative            443,782               267,569
 Depreciation and amortization                  121,650                49,928
                                              ---------             ---------
                                                565,432               317,497
                                              ---------             ---------

INCOME/(LOSS) FROM OPERATIONS                    37,403               (23,891)

INTEREST EXPENSE                                189,093               108,931
                                              ---------             ---------

NET LOSS                                      $(151,690)            $(132,822)
                                              =========             =========


                                 HEALTH WATCH, INC.
                         STATEMENT OF STOCKHOLDERS' DEFICIT
                                    (UNAUDITED)


                                          COMMON STOCK        Additional
                                        Number                 Paid-In        Accumulated
                                       of Shares    Amount     Capital          Deficit            Total
                                       ---------    ------     -------          -------            -----
Balance - May 31, 1997                  840,000     $8,400     $126,267      $(2,643,828)      $(2,509,161)

Net loss                                                                        (132,822)         (132,822)
                                        -------     ------     --------      -----------       -----------

Balance - August 31, 1997               840,000     $8,400     $126,267      $(2,776,650)      $(2,641,983)
                                        =======     ======     ========      ===========       ===========

Balance - May 31, 1998                  840,000     $8,400     $146,266      $(2,985,716)      $(2,831,050)

Additional capital contributions                                112,349                            112,349

Net loss                                                                        (151,690)         (151,690)
                                        -------     ------     --------      -----------       -----------

Balance - August 31, 1998               840,000     $8,400     $258,615      $(3,137,406)      $(2,870,391)
                                        =======     ======     ========      ===========       ===========


                             HEALTH WATCH, INC.
                           STATEMENT OF CASH FLOWS
                                 (Unaudited)


                                                                     Three Months ended August 31,
                                                                  -----------------------------------
                                                                     1998                     1997
                                                                  ----------               ----------
CASH FLOWS FROM OPERATING ACTIVITIES
 Net Loss                                                         $(151,690)               $(132,822)
 Adjustments to reconcile net loss to net cash used in
  operating activities:
    Depreciation and amortization                                   121,650                   49,928
    Increase in accounts receivable - Trade                         (57,379)                 (32,627)
    Decrease in prepaid expenses and other
     current assets                                                   4,855                      210
    Decrease in deposits                                              7,362
    Increase (decrease) in accounts payable - Trade                   8,184                  (13,610)
    Increase (decrease) in accrued expenses and other
     current liabilities                                            (38,864)                  45,887
                                                                  ---------                ---------

         Net cash used in operating activities                     (105,882)                 (83,034)
                                                                  ---------                ---------

CASH FLOWS FROM INVESTING ACTIVITIES
  Purchase of intangible assets                                      (4,230)
  Purchase of property and equipment                               (239,848)                 (83,559)
                                                                  ---------                ---------

         Net cash used in investing activities                     (244,078)                 (83,559)
                                                                  ---------                ---------

CASH FLOWS FROM FINANCING ACTIVITIES
  Proceeds of long-term notes payable                               487,436                  210,000
  Principal payments on long-term debt                              (98,924)                 (72,975)
                                                                  ---------                ---------

         Net cash provided by financing activities                  388,512                  137,025
                                                                  ---------                ---------

NET INCREASE (DECREASE) IN CASH                                      38,552                  (29,568)

CASH - BEGINNING                                                        287                   30,455
                                                                  ---------                ---------

CASH - ENDING                                                     $  38,839                $     887
                                                                  =========                =========

SUPPLEMENTAL DISCLOSURES OF CASH FLOW INFORMATION
  Cash paid during the year for interest                          $ 140,875                $  69,006
  Cash paid during the year for income taxes                            -                        -


SUPPLEMENTAL DISCLOSURES OF NONCASH INVESTING AND FINANCIAL ACTIVITIES

     During the three months ended August 31, 1998, the Company recorded additional paid-in capital and reduced accrued expenses and other current liabilities in the amount of $112,349; as a result of certain officers of the Company forgiving their accrued salaries.

HEALTH WATCH, INC.
NOTES TO THE FINANCIAL STAEMENTS
(UNAUDITED)

1.   BASIS OF PRESENTATION

          The accompanying interim balance sheet as of August 31,1998, and the related statements of operations, stockholders' equity and cash flows have been prepared by management of the Company and are in conformity with generally accepted accounting principles. In the opinion of management, all adjustments, comprising normal recurring accruals necessary for a fair presentation of the results of the Company's operations, are included.

          These financial statements should be read in conjunction with the Company's annual financial statements.


2.   STOCKHOLDERS' DEFICIT

          During the three months ended August 31, 1998, the Company recorded additional paid-in capital and reduced accrued expenses and other current liabilities in the amount of $112,349; as a result of certain officers of the Company forgiving their accrued salaries.

3.   SUBSEQUENT EVENTS

          On October 1, 1998, Response USA, Inc. acquired all of the issued and outstanding stock (the "Stock") of the Company, pursuant to a Stock Purchase Agreement dated as of September 16, 1998 (the "Stock Purchase Agreement"), by and among Response USA, Inc. and Jeffrey Queen, Andrew Queen, and the Jeffrey Queen and Andrew Queen Irrevocable Trust U/A January 2, 1998 (the "Sellers").

          The purchase price for the Stock (the "Purchase Price") was $12,789,476. Such amount may be adjusted based on the results of a certified audit of the financial statements of Health Watch to be completed after the closing date. The Purchase Price was paid as follows: $3,786,620 was paid in cash at closing to the Sellers; $5,263,380 was paid to certain debt holders of the Company; and 901,079 shares (the "Payment Shares") of Response USA, Inc.'s common stock, having a value of approximately $3,739,476 was issued to the Sellers, of which 60,240 Payment Shares will be held in escrow for a period equal to the lesser of (i) the completion of the audit of the financial statements of the Company or (ii) 120 days after the date of the Stock Purchase Agreement. Response USA, Inc. has agreed to guarantee the proceeds to be received by the Sellers in connection with the sale of the Payment Shares.

          In addition, the Sellers may be entitled to receive up to an aggregate of $3,750,000 upon the achievement of certain milestones relating to additional monthly recurring revenue achieved by the Company during the 30 month period following the closing. Also, in connection with the acquisition, the Company entered into employment agreements with each of Jeffrey Queen and Andrew Queen, such employment agreements have been guaranteed by Response USA, Inc. The employment agreements have a term of three years commencing on October 1, 1998 and are terminable by Response USA, Inc. under certain circumstances. In addition, so long as either Jeffrey Queen or Andrew Queen is employed by Response USA, Inc. or any of its affiliates, they are entitled to a single seat, at their request, on the Board of Directors of Response USA, Inc.

                                      EXHIBIT 3.
                                      ----------

                       UNAUDITED PRO FORMA FINANCIAL STATEMENTS


     The following unaudited pro forma combined financial statements as of September 30, 1998 and for the three months and year ended September 30, 1998, and June 30, 1998, respectively, give effect for the Company's acquisition of Health Watch, Inc. ("Health Watch"), and the net proceeds borrowed pursuant to a financing agreement between the Company's wholly owned subsidiary, Response Acquisition Corp., and McGinn, Smith Capital Holdings Corp. (the"MSCH Financing Agreement"), which were used for the acquisition of Health Watch, Inc. ("Health Watch"), as if such events had been completed at July 1, 1997 for purposes of the pro forma statements of operations and as of September 30, 1998 for purposes of the pro forma balance sheet. The pro forma information is based on the historical financial statements of the Company and Health Watch, giving effect to the transactions under the purchase method of accounting and the assumptions and adjustments described in the accompanying notes to the unaudited pro forma financial statements. In the preparation of the pro forma condensed consolidated statement of operations, the column pertaining to Health Watch contains historical financial statements for the three months ended August 31, 1998, and for the year ended May 31, 1998. In the preparation of the pro forma combined balance sheet, the column pertaining to Health Watch contains information as to the assets acquired and liabilities assumed as of August 31, 1998. Certain amounts in the Health Watch historical financial statements have been reclassified to conform with the Company's financial statement presentation. The valuation of assets is preliminary and is subject to change based on the final allocation of the purchase price.

     The pro forma adjustments are based upon available information and upon certain assumptions that management believes are reasonable under the circumstances. The unaudited pro forma financial statements and accompanying notes should be read in conjunction with the historical Consolidated Financial Statements of the Company and Health Watch, including the notes thereto, and other financial information pertaining to the Company. The unaudited pro forma financial statements do not purport to represent what the Company's actual results of operations or actual financial position would have been if the Health Watch acquisition and the MSCH Financing Agreement had, in fact, occurred on such dates or to project the Company's results of operations or financial position for any future period or date. The unaudited pro forma financial statements do not give effect to any transactions other than the Health Watch acquisition and the MSCH Financing Agreement, discussed in the notes to the unaudited pro forma financial statements below.


          UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET
                             SEPTEMBER 30, 1998

                                                                Historical                      Pro Forma
                                                     ----------------------------   -------------------------------
                                                       Response     Health Watch     Adjustments         Combined
                                                     ==============================================================
               ASSETS
Current Assets
 Cash                                                $  4,403,135    $    38,839    $ 8,752,928  (a)   $  4,394,902
                                                                                    $(8,800,000) (b)
 Marketable securities                                     25,000                                            25,000
 Accounts receivable (net)                              2,483,123        410,611                          2,893,734
 Inventory                                              1,637,474                                         1,637,474
 Prepaid expenses and
  other current assets                                    787,197         37,688       (250,000) (b)        574,885
                                                     ------------    -----------    -----------        ------------
     Total current assets                               9,335,929        487,138       (297,072)          9,525,995
                                                     ------------    -----------    -----------        ------------

Monitoring Contract Costs (net)                        33,409,574            -       10,913,036  (b)     44,322,610
                                                     ------------    -----------    -----------        ------------

Property and Equipment (net)                            3,395,674      1,737,226                          5,132,900
                                                     ------------    -----------    -----------        ------------

Other Assets
 Deferred financing costs (net)                         3,853,567                     1,544,634  (a)      5,398,201
 Intangible assets (net)                                                 438,247       (438,247) (b)            -
 Other                                                    263,451                                           263,451
                                                     ------------    -----------    -----------        ------------
                                                        4,117,018        438,247      1,106,387           5,661,652
                                                     ------------    -----------    -----------        ------------

                                                     $ 50,258,195    $ 2,662,611    $11,722,351        $ 64,643,157
                                                     ============    ===========    ===========        ============

LIABILITIES AND STOCKHOLDERS' EQUITY

Current Liabilities
 Current portion of long-term debt                   $    714,718     $  865,000    $   296,718  (a)   $  1,011,436
                                                                                       (865,000) (b)
 Accounts payable - Trade                                 734,106        213,526                            947,632
 Purchase holdbacks                                       648,503                                           648,503
 Accrued expenses and other
  current liabilities                                   1,811,405        729,456       (595,058) (b)      1,945,803
 Deferred revenue                                       3,360,302                                         3,360,302
                                                     ------------    -----------    -----------        ------------
                                                        7,269,034      1,807,982     (1,163,340)          7,913,676
                                                     ------------    -----------    -----------        ------------

Long-term Liabilities
 Long-term debt                                        26,720,717      3,725,020     10,000,844  (a)     36,721,561
                                                                                     (3,725,020) (b)
 Deferred compensation expense                          2,950,000                                         2,950,000
                                                     ------------    -----------    -----------        ------------
                                                       29,670,717      3,725,020      6,275,824          39,671,561
                                                     ------------    -----------    -----------        ------------

 Stockholders' Equity
  Common stock                                             53,773          8,400          7,209  (b)         60,982
                                                                                         (8,400) (b)
 Additional paid-in capital                            62,189,085        258,615      3,732,267  (b)     65,921,352
                                                                                       (258,615) (b)
 Accumulated deficit                                  (48,924,414)    (3,137,406)     3,137,406  (b)    (48,924,414)
                                                     ------------    -----------    -----------        ------------
                                                       13,318,444     (2,870,391)     6,609,867          17,057,920
                                                     ------------    -----------    -----------        ------------

                                                     $ 50,258,195    $ 2,662,611    $11,722,351        $ 64,643,157
                                                     ============    ===========    ===========        ============



     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                FOR THE THREE MONTHS ENDED SEPTEMBER 30, 1998

                                                                Historical                      Pro Forma
                                                     ----------------------------   -------------------------------
                                                       Response      Health Watch    Adjustments         Combined
                                                     ==============================================================
Operating Revenues
 Product sales                                        $ 1,202,723      $  45,808                        $ 1,248,531
 Monitoring and service                                 4,142,769        729,920                          4,872,689
 Security patrol                                          670,177                                           670,177
                                                      -----------      ---------    -----------         -----------
                                                        6,015,669        775,728            -             6,791,397
                                                      -----------      ---------    -----------         -----------

Cost of Revenues
 Product sales                                          1,003,071         26,248                          1,029,319
 Monitoring and service                                 1,318,585        146,645                          1,465,230
 Security patrol                                          502,041                                           502,041
                                                      -----------      ---------    -----------         -----------
                                                        2,823,697        172,893            -             2,996,590
                                                      -----------      ---------    -----------         -----------

Gross Profit                                            3,191,972        602,835            -             3,794,807
                                                      -----------      ---------    -----------         -----------

Operating Expenses
 Selling, general and administrative                    2,416,721        443,782                          2,860,503
 Compensation - Employment contracts                      387,500                                           387,500
 Nonrecurring charges                                     309,631                                           309,631
 Depreciation and amortization                          1,395,998        121,650        (19,695) (c)      1,770,779
                                                                                        272,826  (d)
                                                      -----------      ---------    -----------         -----------
                                                        4,509,850        565,432        253,131           5,328,413
                                                      -----------      ---------    -----------         -----------

Income/(Loss) From Operations                          (1,317,878)        37,403       (253,131)         (1,533,606)

Interest Expense, net                                     720,945        189,093       (189,093) (e)        998,181
                                                                                        203,017  (f)
                                                                                         74,219  (g)
                                                      -----------      ---------    -----------         -----------

Income/(Loss) Before Extraordinary Item                (2,038,823)      (151,690)      (341,274)         (2,531,787)

Extraordinary Item
 Loss on debt extinguishment                            2,567,806                                         2,567,806
                                                      -----------      ---------    -----------         -----------

Net Loss                                              $(4,606,629)     $(151,690)   $  (341,274)        $(5,099,593)
                                                      ===========      =========    ===========         ===========

Loss per common share - Basic and diluted
 Loss before extraordinary item                       $     (0.31)                                      $     (0.34)
 Extraordinary item                                   $     (0.40)                                      $     (0.35)
                                                      -----------                                       -----------
 Net loss                                             $     (0.71)                                      $     (0.69)
                                                      ===========                                       ===========

Weighted average number of shares
 outstanding                                            6,472,049                       901,079  (h)      7,373,128
                                                      ===========                   ===========         ===========



     UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED JUNE 30, 1998

                                                                Historical                      Pro Forma
                                                     ----------------------------   -------------------------------
                                                       Response      Health Watch    Adjustments         Combined
                                                     ==============================================================
Operating Revenues
 Product sales                                       $  3,310,876     $  112,652                       $  3,423,528
 Monitoring and service                                12,358,368      2,287,216                         14,645,584
 Security patrol                                          850,884                                           850,884
                                                     ------------     ----------    -----------        ------------
                                                       16,520,128      2,399,868            -            18,919,996
                                                     ------------     ----------    -----------        ------------

Cost of Revenues
 Product sales                                          2,374,095         66,994                          2,441,089
 Monitoring and service                                 3,631,796        483,636                          4,115,432
 Security patrol                                          672,247                                           672,247
                                                     ------------     ----------    -----------        ------------
                                                        6,678,138        550,630            -             7,228,768
                                                     ------------     ----------    -----------        ------------

Gross Profit                                            9,841,990      1,849,238            -            11,691,228
                                                     ------------     ----------    -----------        ------------

Operating Expenses
 Selling, general and administrative                    7,912,072      1,306,560                          9,218,632
 Compensation - Employment contracts                      537,541                                           537,541
 Nonrecurring charges                                     838,581                                           838,581
 Depreciation and amortization                          4,334,381        346,055        (55,461) (c)      5,716,279
                                                                                      1,091,304  (d)
                                                     ------------     ----------    -----------        ------------
                                                       13,622,575      1,652,615      1,035,843          16,311,033
                                                     ------------     ----------    -----------        ------------

Income/(Loss) From Operations                          (3,780,585)       196,623     (1,035,843)         (4,619,805)
                                                     ------------     ----------    -----------        ------------

Other Expenses
 Interest Expense, net                                  2,915,434        538,511       (538,511) (e)      4,024,377
                                                                                        812,068  (f)
                                                                                        296,875  (g)
 Joint venture loss                                     2,969,484                                         2,969,484
                                                     ------------     ----------    -----------        ------------
                                                        5,884,918        538,511        570,432           6,993,861
                                                     ------------     ----------    -----------        ------------

Net Loss                                               (9,665,503)      (341,888)    (1,606,275)        (11,613,666)

Dividends and accretion on preferred stock              3,210,333                                         3,210,333
                                                     ------------     ----------    -----------        ------------

Net Loss Applicable to Common Shareholders           $(12,875,836)    $ (341,888)   $(1,606,275)       $(14,823,999)
                                                     ============     ==========    ===========        ============

Loss per common share - Basic and diluted
 Net loss                                            $      (2.61)                                     $      (2.53)
                                                     ============                                      ============
 Net loss applicable to common shareholders          $      (3.48)                                     $      (3.22)
                                                     ============                                      ============

Weighted average number of shares
 outstanding                                            3,696,372                       901,079  (h)      4,597,451
                                                     ============                  ============        ============


                        RESPONSE USA, INC. AND SUBSIDIARIES
                NOTES TO THE UNAUDITED PROFORMA FINANCIAL STATEMENTS



                         Unaudited Pro Forma Balance Sheet

     (a) To reflect the net proceeds borrowed of $8,752,928, pursuant to a financing agreement between the Company's wholly owned subsidiary, Response Acquisition Corp., and McGinn, Smith Capital Holdings Corp., as if it occurred on September 30, 1998.
     (b) To record the acquisition of Health Watch, which was consummated on October 1, 1998. The purchase price of $12,789,476 consisted of cash of $9,050,000 (of which $250,000 was disbursed prior to September 30, 1998 and was included as an other current asset on Response's Balance Sheet), and stock valued at $3,739,476 which was allocated to the assets acquired and liabilities assumed based on their fair value with the remainder, $10,913,036, classified as Monitoring Contract Costs. The valuation of assets is preliminary and is subject to change based on the final allocation of the purchase price.


                     UNAUDITED PRO FORMA STATEMENT OF OPERATIONS

     (c) To eliminate amortization of intangible assets not acquired from Health Watch previously recorded in Health Watch's historical financial statements.
     (d) To provide amortization on the net increase of purchased monitoring contracts. Monitoring contracts purchased from Health Watch are amortized using the straight-line method over a ten-year estimated life.
     (e)  To eliminate interest expense on debt not acquired from Health Watch.
     (f) To record additional interest expense on the increase in long-term debt resulting from the acquisition of Health Watch.
     (g) To record amortization of deferred financing costs on the increase in long-term debt resulting from the acquisition of Health Watch.
     (h) In calculating earnings per share, effect has been given to the 901,079 shares issued in the acquisition of Health Watch.